CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements on Form S-8 of our report dated June 17, 2026, appearing in this Annual Report on Form 11-K of the McCormick 401(k) Retirement Plan as of December 31, 2025 and 2024 and for the year then ended December 31, 2025.

Form	Registration Number	Date Filed
S-3ASR	333-271070	04/03/2023
S-8	333-263971	03/30/2022
S-8	333-230556	03/28/2019
S-8	333-220665	09/27/2017
S-8	333-187703	04/03/2013
S-8	333-186250	01/28/2013
S-8	333-158573	04/14/2009
S-8	333-155775	11/28/2008
S-8	333-150043	04/02/2008
S-8	333-114094	03/31/2004
S-8	333-93231	12/21/1999

Owings Mills, Maryland
June 17, 2025